Exhibit 5.5

625 Madison Avenue , 12th Floor, New York, NY  10022, U.S.A.

Telephone : 212.308.8866   Fax : 212.308.0132

February 13, 2004

Couche-Tard U.S. L.P., and
Couche-Tard Financing Corp.
1500 North Priest Drive
Tempe, Arizona  85281

Ladies and Gentlemen:

We have acted as United States and New York counsel to Couche-Tard U.S. L.P., a Delaware limited partnership, and Couche-Tard Financing Corp., a Delaware corporation, (collectively, the “Issuers”) in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of  U.S.$350,000,000 aggregate principal amount of the Issuers’ 7½% Senior Subordinated Notes due 2013 (the “Exchange Notes”) to be issued in exchange for the Issuers outstanding 7½% Senior Subordinated Notes due 2013 (the “Old Notes”) and as United States and New York counsel to each of the entities listed on Schedule A hereto (collectively, the “Guarantors”) in connection with the registration under the Securities Act of the related guarantees (the “Guarantees”) of the obligations of the Issuers under the Exchange Notes.  The Exchange Notes and the Guarantees will be issued pursuant to an indenture, dated December 17, 2003 (as amended and supplemented from time to time, the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Minnesota, N.A., as trustee (the “Trustee”).  For the purposes of this opinion letter, the term “Delaware Guarantors” means, collectively, Circle K Enterprises Inc., a Delaware corporation, Mac’s Convenience Stores LLC, a Delaware limited liability company, and The Circle K Corporation, a Delaware corporation, and the term “Delaware Entities” means, collectively, the Issuers and the Delaware Guarantors.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of the opinions expressed below, including (i) the organizational documents of the Delaware Entities, (ii) minutes and records of the corporate, limited partnership or limited liability company proceedings, as applicable, of the Issuers with respect to the Exchange Notes and of the Delaware Guarantors with respect to the Guarantees of the Delaware Guarantors, (iii) the Indenture and (iv) the registration statement relating to the Exchange Notes and the Guarantees on Forms F-10, S-4 and F-4 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).  We have also examined such statutes, public and corporate or similar records of the

New York   •   Toronto   •   Montreal   •   Beijing   •   Paris

Delaware Entities and such documents and certificates of officers of the Delaware Entities and others (including governmental authorities and government officials), and we have considered such questions of law, as we have considered relevant and necessary as a basis for the opinions expressed below.  In all such examinations we have assumed without verification the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies.  We have also assumed without verification that (i) each Guarantor other than the Delaware Guarantors (each individually referred to herein as an “Non-Delaware Guarantor” and, collectively, the “Non-Delaware Guarantors”) has been duly organized under the laws of its jurisdiction of organization and is an existing entity in good standing under the laws of its jurisdiction of organization, (ii) each of the documents referred to herein to which a Non-Delaware Guarantor is a party has been duly authorized, executed and delivered by such Non-Delaware Guarantor and, except as set forth in the opinions expressed below as to New York law, constitutes a valid and legally binding obligation of such Non-Delaware Guarantor enforceable against such Non-Delaware Guarantor, (iii) the Indenture has been duly authorized, executed and delivered by the Trustee, (iv) the execution, delivery and performance of such documents by each Non-Delaware Guarantor will not conflict with any provision of law (other than the Federal laws of the United States and the laws of the State of New York) applicable to such Non-Delaware Guarantor, and (v) to the extent that Nova Scotia law applies or is relevant with respect to 3055854 Nova Scotia Company, the general partner of Couche-Tard U.S. L.P., (A) 3055854 Nova Scotia Company was and is duly authorized to act as the general partner of Couche-Tard U.S. L.P., (B) 3055854 Nova Scotia Company has all necessary power and authority to authorize Couche-Tard U.S. L.P. to perform its obligations under the New York Agreements to which Couche-Tard U.S. L.P. is a party, and (C) each of the New York Agreements to which Couche-Tard U.S. L.P. is a party and the resolutions of 3055854 Nova Scotia Company authorizing the transactions contemplated by the New York Agreements have been duly, approved, authorized and executed by 3055854 Nova Scotia Company.  We note that you have received opinions from other counsel with respect to the matters described in clauses (i), (ii) and (v) of the previous sentence.

The opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) bankruptcy, insolvency, fraudulent transfer, moratorium, winding-up, reorganization, arrangement and other laws affecting the rights of creditors generally, (ii) general principles of equity and the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

In rendering the opinions below, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The law covered by the opinions expressed below is limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, the Revised Uniform Partnership Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, and we express no opinion as to any laws, or any matters governed by any laws, of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.                             Each of the Delaware Entities has been duly incorporated or formed, as applicable, and is validly existing and in good standing under the laws of the State of Delaware.

2.                             The Exchange Notes have been duly authorized by each of the Issuers for issuance and, when the Registration Statement has become effective under the Securities Act, and when the Exchange Notes have been (i) executed and delivered by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and (ii) delivered to the holders of the Old Notes in exchange therefor, such Exchange Notes will have been duly executed, issued and delivered by the Issuers and will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms.

3.                             The Guarantees of the Delaware Guarantors have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, on the part of each Delaware Guarantor and, when the Registration Statement has become effective under the Securities Act and the Guarantees of the Delaware Guarantors are delivered in accordance with the provisions of the Indenture, the Guarantees of the Delaware Guarantors will have been validly executed, issued and delivered by the Delaware Guarantors and will represent valid and binding obligations of the Delaware Guarantors.

4.                             Assuming the Guarantees have been duly authorized, executed and delivered by the Non-Delaware Guarantors, when the Registration Statement has become effective under the Securities Act and the Guarantees of the Non-Delaware Guarantors are delivered in accordance with the provisions of the Indenture, the Guarantees of the Non-Delaware Guarantors will represent valid and binding obligations of the Non-Delaware Guarantors.

The foregoing opinions are given as of the date hereof and assume that no change in applicable law will occur between the date hereof and the date of the issuance and sale of the Exchange Notes and the Guarantees.

In rendering the foregoing opinions, we have assumed that (i) the Exchange Notes and form of Guarantees will conform to the specimens thereof examined by us and (ii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers, assumptions that we have not independently verified.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is addressed to you and is solely for your benefit in connection with the filing of the Registration Statement and is not to be quoted from or otherwise referred to in any other document or used, communicated to or relied upon by any person or for any other purpose.

Very truly yours,

/s/ Davies Ward Phillips & Vineberg LLP

SCHEDULE A

Alimentation Couche-Tard Inc.

Dépan-Escompte Couche-Tard Inc.

Couche-Tard Inc.

Couche-Tard/Mac’s L.P.

Mac’s Convenience Stores Inc.

3053854 Nova Scotia Company

3055854 Nova Scotia Company

ACT Financial Trust

Dunkin Donuts Master Franchisee Quebec Inc.

Mac’s Convenience Stores LLC

The Circle K Corporation

Circle K Stores Inc.

Circle K Enterprises Inc.